Exhibit 99.1

For Immediate Release

CHOICE HOTELS REPORTS SECOND QUARTER 2007 DILUTED EPS OF $0.43,

DOMESTIC UNIT GROWTH OF 5.1%

SILVER SPRING, Md. (July 24, 2007) – Choice Hotels International, Inc., (NYSE:CHH) today reported the following highlights for the second quarter 2007:

•

Diluted earnings per share (“EPS”) for second quarter 2007 increased 19% to $0.43 compared to $0.36 in the same period of the prior year. Operating income for second quarter 2007 increased 12% to $47.4 million compared to $42.1 million for second quarter 2006.

•	Earnings before interest, taxes and depreciation (“EBITDA”) were $49.5 million for second quarter 2007, an increase of 11% compared to $44.7 million for second quarter 2006.

•	Domestic units increased 5.1 percent from June 30, 2006.

•

Domestic system-wide revenue per available room (RevPAR) increased 3.3% for the second quarter of 2007 compared to the same period of the prior year. Domestic RevPAR for the company’s mid-scale without food and beverage brands (Comfort Inn, Comfort Suites and Sleep Inn), which represents approximately half of the company’s domestic rooms online, increased 4.8% for the second quarter of 2007, with average daily rate increasing 5.3% for those brands.

•

Executed 176 new domestic hotel franchise contracts during the second quarter of 2007, an increase of 14% compared to 155 for second quarter 2006, with new construction contracts comprising 39% of executed agreements. Overall, year-to-date, new domestic hotel franchise contracts executed increased 4% to 287 compared to 275 in the same period of the prior year.

•

The number of domestic hotels under construction, awaiting conversion or approved for development increased 25% to 858 hotels representing 67,740 rooms; the worldwide pipeline also increased 25% to 943 hotels representing 75,747 rooms.

•

Executed first direct franchise agreements in Canada for Cambria Suites and MainStay Suites brands, with contracts for two Cambria Suites hotels to be developed in the Toronto metropolitan area and agreements for four MainStay Suites hotels to be developed in Ontario and Alberta.

•

Executed 11 new hotel franchise contracts for the Cambria Suites brand, including the two Canadian hotels, during the second quarter of 2007, with sixty hotel franchise contracts executed since the brand’s launch in 2005. During the quarter, the company executed a contract for a 300-room Cambria Suites hotel in Brooklyn, the brand’s largest property currently under contract.

•

Franchising revenues and total revenues both increased 12% for second quarter 2007 compared to the same period of the prior year. Year-to-date franchising revenues and total revenues have increased 9% and 10%, respectively, compared to the same period of 2006.

•

Franchising margins for the second quarter of 2007 were 62.9% compared to 62.6% for the second quarter of 2006. Year to date franchising margins were 57.9% compared to 61.1% for the same period of 2006. Franchising margins for the six months ended June 30, 2007 reflect the impact of $3.7 million of termination benefits for certain executive officers in the first quarter of 2007. Franchising margins for the second quarter 2007 and year-to-date period ended June 30, 2007 also reflect the commencement of direct franchising operations in continental Europe.

•	Interest and other investment income increased $1.9 million for second quarter 2007 compared to the same period of the prior year due to favorable performance of employee benefit plan investments.

•

The company purchased approximately 0.7 million shares of its common stock at an average price of $38.72 for a total cost of $28.3 million under its share repurchase program during the second quarter 2007. Year-to-date through July 24, 2007, the company purchased approximately 1.5 million shares of its common stock at an average price of $38.60 for a total cost of $57.8 million under its share repurchase program.

“We continue to work closely with our franchisees to improve their unit profitability by driving incremental business to their hotels and providing them with targeted services and support to enhance property-level operating performance,” said Charles A. Ledsinger, Jr., vice chairman and chief executive officer. “At the same time, we are committed to continuously improving brand quality and consistency by working collaboratively with our franchisees so that we are positioned to gain market share. This operating philosophy has proven successful for Choice, as over the last five years, we have increased our domestic market share of branded hotels by 340 basis points to nearly 17% of the market, as measured by room supply in the midscale & economy segments.”

Items Affecting Comparability

Fourth Quarter 2006 Acquisition of Continental Europe Franchising Operations

During the fourth quarter of 2006, the company terminated the master franchising agreement covering continental Europe and acquired the direct franchising operations in this region from the former master franchisor. As a result of the acquisition, franchising revenues and selling, general and administrative costs for the three months ended June 30, 2007 increased approximately $1.1 million and $0.7 million, respectively, compared to second quarter 2006. Franchising revenues and selling, general and administrative costs for the six months ended June 30, 2007 increased approximately $1.8 million and $1.6 million, respectively, compared to the same period in 2006.

Outlook for 2007

The company’s third quarter 2007 diluted EPS is expected to be at least $0.52. The company expects full year 2007 diluted EPS of $1.62. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for full-year 2007 is expected to be approximately $187.5 million. These estimates include the following assumptions.

•	The company expects net domestic unit growth of approximately 4% in 2007;

•	RevPAR is expected to increase approximately 4.5% for third quarter 2007 and approximately 4% for full-year 2007;

•	The effective royalty rate is expected to increase 3 basis points for full-year 2007;

•	All figures assume the existing share count and an effective tax rate of 36.3% for third quarter 2007 and 36.5% for full year 2007;

•	All figures assume approximately $3.7 million ($0.03 diluted EPS) of termination benefits expense resulting from the previously announced separations of certain executive officers.

Use of Free Cash Flow

The company has consistently used its free cash flow (cash flow from operations less capital expenditures) generated from its operations to return value to shareholders, primarily through share repurchases and dividends.

For the three and six months ended June 30, 2007, the company paid $9.9 million and $19.8 million, respectively, of cash dividends to shareholders. The annual dividend rate per common share is $0.60.

For the three months ended June 30, 2007, the company purchased approximately 0.7 million shares of its common stock at an average price of $38.72 for a total cost of $28.3 million under its share repurchase program. For the six months ended June 30, 2007, the company purchased approximately 1.2 million shares of its common stock at an average price of $38.33 for a total cost of $46.1 million. At June 30, 2007, the company had authorization to purchase up to an additional 3.9 million shares under the share repurchase program. Repurchases will continue to be made in the open market and through privately negotiated transactions subject to market and other conditions. No minimum number of shares has been fixed. Since Choice announced its stock repurchase program on June 25, 1998, the company has repurchased 34.8 million shares of its common stock for a total cost of $758 million through June 30, 2007. Considering the effect of a two-for-one stock split in October 2005, the company has repurchased 67.8 million shares under the share repurchase program at an average price of $11.17 per share. Subsequent to June 30, 2007 through July 24, 2007, the Company has repurchased an additional 0.3 million shares of its common stock at a total cost of $11.8 million.

The company expects to continue to return value to its shareholders through a combination of share repurchases and dividends, subject to market and other conditions.

Conference Call

Choice will conduct a conference call on Wednesday July 25, 2007 at 9:30 a.m. EDT to discuss the company’s second quarter results. The call-in number to listen to the call is 1-888-423-3273. International callers should dial 612-332-0923. The conference call also will be Web cast simultaneously via the company’s Web site, www.choicehotels.com. Interested investors and other parties wishing to access the call on the Web should go to the Web site and click on the Investor Info link. The Investor Information page will feature a conference call microphone icon to access the call.

The audio of the call will be archived and available on www.choicehotels.com beginning at 1:00 p.m. EDT on July 25 and will be available through August 25 by calling 1-800-475-6701, access code 877036. International callers should dial 320-365-3844 and enter access code 877036.

About Choice Hotels

Choice Hotels International franchises more than 5,400 hotels, representing more than 445,000 rooms, in the United States and 38 countries and territories. As of June 30, 2007, 858 hotels are under development in the United States, representing 67,740 rooms, and an additional 85 hotels, representing 8,007 rooms, are under development in more than 20 countries and territories. The company’s Cambria Suites, Comfort Inn, Comfort Suites, Quality, Clarion, Sleep Inn, Econo Lodge, Rodeway Inn, MainStay Suites and Suburban Extended Stay Hotel brands serve guests worldwide.

Additional corporate information may be found on Choice Hotels’ Internet site, which may be accessed at www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the federal securities law. Generally, our use of words such as “expect,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan,” project,” “assume” or similar words of futurity identify statements that are forward-looking and that we intend to be included within the Safe Harbor protections provided by Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are based on management’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management. Such statements may relate to projections for the company’s revenue, earnings and other financial and operational measures, company debt levels, payment of stock dividends, and future operations. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions; operating risks common in the lodging and franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for reservations systems and other operating systems; fluctuations in the supply and demand for hotels rooms; and our ability to manage effectively our indebtedness. These and other risk factors are discussed in detail in Risk Factors section of the company’s Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission on March 1, 2007. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Concerning Non-GAAP Financial Measurements

Franchising revenues, franchising margins, and EBITDA are non-GAAP financial measurements. These financial measurements are presented as supplemental disclosures because they are used by management in reviewing and analyzing the company’s performance. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States (GAAP), such as total revenues, operating income, and operating margins. The company’s calculation of these measurements may be different from the calculation used by other companies and therefore comparability may be limited. The company has included exhibits accompanying this release that reconcile these measures to the comparable GAAP measurement.

Contacts

David White, Chief Financial Officer

(301) 592-5117

David Peikin, Senior Director, Corporate Communications

(301) 592-6361

Cambria Suites, Comfort Inn, Comfort Suites, Quality, Clarion, Sleep Inn, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge, and Rodeway Inn are proprietary trademarks and service marks of Choice Hotels International, Inc.

© 2007 Choice Hotels International, Inc. All rights reserved.

Choice Hotels International, Inc.	Exhibit 1

Consolidated Statements of Income

(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
			Variance				Variance
	2007	2006	$	%	2007	2006	$	%
(In thousands, except per share amounts)
REVENUES:
Royalty fees	$59,176	$53,146	$6,030	11%	$102,504	$93,010	$9,494	10%
Initial franchise and relicensing fees	7,649	6,723	926	14%	12,580	12,366	214	2%
Brand solutions	5,995	4,900	1,095	22%	8,981	7,682	1,299	17%
Marketing and reservation	81,810	72,742	9,068	12%	143,851	130,718	13,133	10%
Hotel operations	1,193	1,180	13	1%	2,289	2,160	129	6%
Other	1,886	1,849	37	2%	3,687	4,022	(335)	(8)%

Total revenues	157,709	140,540	17,169	12%	273,892	249,958	23,934	10%
OPERATING EXPENSES:
Selling, general and administrative	25,605	22,242	3,363	15%	49,505	40,517	8,988	22%
Depreciation and amortization	2,137	2,642	(505)	(19)%	4,252	4,991	(739)	(15)%
Marketing and reservation	81,810	72,742	9,068	12%	143,851	130,718	13,133	10%
Hotel operations	794	800	(6)	(1)%	1,535	1,545	(10)	(1)%

Total operating expenses	110,346	98,426	11,920	12%	199,143	177,771	21,372	12%

Operating income	47,363	42,114	5,249	12%	74,749	72,187	2,562	4%
OTHER INCOME AND EXPENSES:
Interest expense	3,217	4,044	(827)	(20)%	6,214	8,084	(1,870)	(23)%
Interest and other investment (income) loss	(1,721)	174	(1,895)	(1089)%	(2,322)	(530)	(1,792)	338%
Equity in net income of affiliates	(181)	(130)	(51)	39%	(375)	(388)	13	(3)%
Loss on extinguishment of debt	—	342	(342)	(100)%	—	342	(342)	(100)%

Total other income and expenses, net	1,315	4,430	(3,115)	(70)%	3,517	7,508	(3,991)	(53)%

Income before income taxes	46,048	37,684	8,364	22%	71,232	64,679	6,553	10%
Income taxes	17,403	13,548	3,855	28%	26,272	22,878	3,394	15%

Net income	$28,645	$24,136	$4,509	19%	$44,960	$41,801	$3,159	8%

Weighted average shares outstanding-basic	65,475	65,356			65,627	65,070

Weighted average shares outstanding-diluted	66,599	67,105			66,823	66,925

Basic earnings per share	$0.44	$0.37	$0.07	19%	$0.69	$0.64	$0.05	8%

Diluted earnings per share	$0.43	$0.36	$0.07	19%	$0.67	$0.62	$0.05	8%

Choice Hotels International, Inc.	Exhibit 2

Consolidated Balance Sheets

(In thousands)	June 30, 2007	December 31, 2006
	(Unaudited)
ASSETS
Cash and cash equivalents	$47,330	$35,841
Accounts receivable, net	45,995	41,694
Deferred income taxes	3,061	1,790
Other current assets	11,745	7,757

Total current assets	108,131	87,082

Fixed assets and intangibles, net	143,164	144,124
Receivable — marketing fees	7,139	6,662
Investments, employee benefit plans, at fair value	37,426	31,529
Other assets	36,184	33,912

Total assets	332,044	303,309

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current portion of long-term debt	—	146
Other current liabilities	147,751	139,645

Total current liabilities	147,751	139,791

Long-term debt	199,146	172,390
Deferred compensation & retirement plan obligations	41,067	40,101
Other liabilities	15,484	13,407

Total liabilities	403,448	365,689

Total shareholders’ deficit	(71,404)	(62,380)

Total liabilities and shareholders’ deficit	$332,044	$303,309

Choice Hotels International, Inc.	Exhibit 3

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)	Six Months Ended June 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$44,960	$41,801

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,252	4,991
Provision for bad debts	(528)	(127)
Non-cash stock compensation and other charges	7,263	5,550
Non-cash interest and other income	(1,598)	(107)
Loss on extinguishment of debt	—	342
Dividends received from equity method investees	295	169
Equity in net income of affiliates	(376)	(388)

Changes in assets and liabilities:
Receivables	(3,654)	(3,414)
Receivable - marketing and reservation fees, net	1,731	670
Accounts payable	(277)	8,404
Accrued expenses and other	(11,031)	(7,549)
Income taxes payable	12,958	4,815
Deferred income taxes	(4,680)	(1,912)
Deferred revenue	1,817	3,603
Other assets	(1,278)	(420)
Other liabilities	6,843	6,200

NET CASH PROVIDED BY OPERATING ACTIVITIES	56,697	62,628

CASH FLOWS FROM INVESTING ACTIVITIES:

Investment in property and equipment	(5,786)	(4,045)
Acquisitions, net of cash acquired	(343)	—
Purchases of investments, employee benefit plans	(5,701)	(5,784)
Proceeds from sales of investments, employee benefit plans	1,551	1,387
Issuance of notes receivable	(3,255)	(1,277)
Collections of notes receivable	469	359
Other items, net	(359)	(296)

NET CASH USED IN INVESTING ACTIVITIES	(13,424)	(9,656)

CASH FLOWS FROM FINANCING ACTIVITIES:

Principal payments of long-term debt	(422)	(73)
Net (repayments) borrowings pursuant to revolving credit facility	27,000	(49,600)
Debt issuance costs	—	(472)
Excess tax benefits from stock-based compensation	4,214	11,983
Purchase of treasury stock	(47,341)	(1,132)
Dividends paid	(19,751)	(16,925)
Proceeds from exercise of stock options	4,516	7,984

NET CASH USED IN FINANCING ACTIVITIES	(31,784)	(48,235)

Net change in cash and cash equivalents	11,489	4,737
Cash and cash equivalents at beginning of period	35,841	16,921

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$47,330	$21,658

CHOICE HOTELS INTERNATIONAL, INC.	EXHIBIT 4
SUPPLEMENTAL OPERATING INFORMATION
DOMESTIC HOTEL SYSTEM
(UNAUDITED)

	For the Six Months Ended June 30, 2007			For the Six Months Ended June 30, 2006			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR
Comfort Inn	$73.42	57.6%	$42.29	$69.76	57.9%	$40.40	5.2%	(30) bps	4.7%
Comfort Suites	85.64	62.4%	53.45	81.30	64.3%	52.24	5.3%	(190) bps	2.3%
Sleep	67.32	58.7%	39.55	64.64	58.6%	37.87	4.1%	10 bps	4.4%

Midscale without Food & Beverage	75.19	58.8%	44.18	71.46	59.2%	42.34	5.2%	(40) bps	4.3%

Quality	66.62	49.6%	33.03	64.26	50.8%	32.63	3.7%	(120) bps	1.2%
Clarion	77.42	47.2%	36.57	77.11	48.1%	37.11	0.4%	(90) bps	(1.5)%

Midscale with Food & Beverage	69.18	49.0%	33.90	67.39	50.1%	33.77	2.7%	(110) bps	0.4%

Econo Lodge	51.36	43.9%	22.52	50.52	43.3%	21.89	1.7%	60 bps	2.9%
Rodeway	49.87	42.6%	21.23	48.57	41.9%	20.33	2.7%	70 bps	4.4%

Economy	51.04	43.6%	22.24	50.18	43.1%	21.61	1.7%	50 bps	2.9%

MainStay	67.91	64.0%	43.47	66.48	63.7%	42.33	2.2%	30 bps	2.7%
Suburban	39.58	67.2%	26.59	38.02	73.1%	27.79	4.1%	(590) bps	(4.3)%

Extended Stay	45.47	66.5%	30.23	42.93	71.3%	30.60	5.9%	(480) bps	(1.2)%

Total Domestic System	$68.89	53.5%	$36.83	$66.16	54.3%	$35.90	4.1%	(80) bps	2.6%

	For the Three Months Ended June 30, 2007			For the Three Months Ended June 30, 2006			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR
Comfort Inn	$75.62	63.9%	$48.29	$71.84	64.0%	$45.97	5.3%	(10) bps	5.0%
Comfort Suites	87.54	67.8%	59.36	83.04	69.5%	57.72	5.4%	(170) bps	2.8%
Sleep	69.74	65.4%	45.63	66.69	65.2%	43.47	4.6%	20 bps	5.0%

Midscale without Food & Beverage	77.32	64.9%	50.18	73.42	65.2%	47.90	5.3%	(30) bps	4.8%

Quality	68.96	55.4%	38.19	66.18	56.5%	37.36	4.2%	(110) bps	2.2%
Clarion	80.13	53.1%	42.51	77.77	53.5%	41.63	3.0%	(40) bps	2.1%

Midscale with Food & Beverage	71.58	54.8%	39.24	69.01	55.7%	38.44	3.7%	(90) bps	2.1%

Econo Lodge	52.85	48.4%	25.55	52.09	47.5%	24.75	1.5%	90 bps	3.2%
Rodeway	51.47	46.1%	23.71	49.98	44.5%	22.23	3.0%	160 bps	6.7%

Economy	52.56	47.8%	25.14	51.72	47.0%	24.29	1.6%	80 bps	3.5%

MainStay	69.53	69.7%	48.43	67.43	70.3%	47.39	3.1%	(60) bps	2.2%
Suburban	40.39	70.7%	28.56	38.95	76.8%	29.91	3.7%	(610) bps	(4.5)%

Extended Stay	46.65	70.5%	32.88	44.05	75.5%	33.27	5.9%	(500) bps	(1.2)%

Total Domestic System	$70.98	59.1%	$41.92	$67.98	59.7%	$40.58	4.4%	(60) bps	3.3%

	For the Quarter Ended		For the Six Months Ended
	6/30/2007	6/30/2006	6/30/2007	6/30/2006
System-wide effective royalty rate	4.14%	4.10%	4.14%	4.09%

CHOICE HOTELS INTERNATIONAL, INC.	EXHIBIT 5
SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA
(UNAUDITED)

	June 30, 2007		June 30, 2006		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%
Comfort Inn	1,424	111,230	1,411	110,440	13	790	0.9%	0.7%
Comfort Suites	453	35,494	417	32,786	36	2,708	8.6%	8.3%
Sleep	340	25,338	320	24,133	20	1,205	6.3%	5.0%

Midscale without Food & Beverage	2,217	172,062	2,148	167,359	69	4,703	3.2%	2.8%

Quality	783	75,840	692	68,407	91	7,433	13.2%	10.9%
Clarion	161	23,378	157	23,262	4	116	2.5%	0.5%

Midscale with Food & Beverage	944	99,218	849	91,669	95	7,549	11.2%	8.2%

Econo Lodge	819	49,882	825	50,673	(6)	(791)	(0.7)%	(1.6)%
Rodeway	256	15,412	203	12,469	53	2,943	26.1%	23.6%

Economy	1,075	65,294	1,028	63,142	47	2,152	4.6%	3.4%

MainStay	29	2,166	27	2,047	2	119	7.4%	5.8%
Suburban	60	7,853	64	8,439	(4)	(586)	(6.3)%	(6.9)%

Extended Stay	89	10,019	91	10,486	(2)	(467)	(2.2)%	(4.5)%

Cambria Suites	1	119	—	—	1	119	NM	NM

Domestic Franchises	4,326	346,712	4,116	332,656	210	14,056	5.1%	4.2%

International Franchises	1,148	99,114	1,168	98,818	(20)	296	(1.7)%	0.3%

Total Franchises	5,474	445,826	5,284	431,474	190	14,352	3.6%	3.3%

CHOICE HOTELS INTERNATIONAL, INC.	EXHIBIT 6
SUPPLEMENTAL INFORMATION BY BRAND
DEVELOPMENT RESULTS — DOMESTIC NEW HOTEL CONTRACTS
(UNAUDITED)

	For the Six Months Ended June 30, 2007			For the Six Months Ended June 30, 2006			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total
Comfort Inn	16	20	36	24	18	42	(33)%	11%	(14)%
Comfort Suites	40	3	43	41	2	43	(2)%	50%	0%
Sleep	16	1	17	10	—	10	60%	NM	70%

Midscale without Food & Beverage	72	24	96	75	20	95	(4)%	20%	1%

Quality	5	63	68	5	57	62	0%	11%	10%
Clarion	4	21	25	1	18	19	300%	17%	32%

Midscale with Food & Beverage	9	84	93	6	75	81	50%	12%	15%

Econo Lodge	2	28	30	—	23	23	NM	22%	30%
Rodeway	—	39	39	1	48	49	(100)%	(19)%	(20)%

Economy	2	67	69	1	71	72	100%	(6)%	(4)%

MainStay	4	1	5	3	1	4	33%	0%	25%
Suburban	7	2	9	6	2	8	17%	0%	13%

Extended Stay	11	3	14	9	3	12	22%	0%	17%

Cambria Suites	15	—	15	15	—	15	0%	NM	0%

Total Domestic System	109	178	287	106	169	275	3%	5%	4%

	For the Three Months Ended June 30, 2007			For the Three Months Ended June 30, 2006			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total
Comfort Inn	11	17	28	9	5	14	22%	240%	100%
Comfort Suites	26	2	28	29	2	31	(10)%	0%	(10)%
Sleep	8	1	9	7	—	7	14%	NM	29%

Midscale without Food & Beverage	45	20	65	45	7	52	0%	186%	25%

Quality	4	28	32	3	32	35	33%	(13)%	(9)%
Clarion	2	15	17	—	9	9	NM	67%	89%

Midscale with Food & Beverage	6	43	49	3	41	44	100%	5%	11%

Econo Lodge	1	15	16	—	14	14	NM	7%	14%
Rodeway	—	28	28	1	33	34	(100)%	(15)%	(18)%

Economy	1	43	44	1	47	48	0%	(9)%	(8)%

MainStay	4	1	5	1	—	1	300%	NM	400%
Suburban	3	1	4	3	2	5	0%	(50%)	(20)%

Extended Stay	7	2	9	4	2	6	75%	0%	50%

Cambria Suites	9	—	9	5	—	5	80%	NM	80%

Total Domestic System	68	108	176	58	97	155	17%	11%	14%

Exhibit 7

CHOICE HOTELS INTERNATIONAL, INC.
DOMESTIC HOTEL PIPELINE OF HOTELS UNDER CONSTRUCTION, AWAITING CONVERSION OR APPROVED
FOR DEVELOPMENT
(UNAUDITED)

A hotel in the domestic pipeline does not always result in an open and operating hotel due to various factors.

	June 30, 2007 Units			June 30, 2006 Units			Variance
							Conversion		New Construction		Total
	Conversion	New Construction	Total	Conversion	New Construction	Total	Units	%	Units	%	Units	%
Comfort Inn	42	121	163	40	101	141	2	5%	20	20%	22	16%
Comfort Suites	3	240	243	4	202	206	(1)	(25)%	38	19%	37	18%
Sleep Inn	—	108	108	—	85	85	—	NM	23	27%	23	27%

Midscale without Food & Beverage	45	469	514	44	388	432	1	2%	81	21%	82	19%

Quality	68	11	79	55	14	69	13	24%	(3)	(21)%	10	14%
Clarion	23	7	30	18	4	22	5	28%	3	75%	8	36%

Midscale with Food & Beverage	91	18	109	73	18	91	18	25%	—	0%	18	20%

Econo Lodge	44	4	48	24	6	30	20	83%	(2)	(33)%	18	60%
Rodeway	61	1	62	50	1	51	11	22%	—	0%	11	22%

Economy	105	5	110	74	7	81	31	42%	(2)	(29)%	29	36%

MainStay	1	33	34	1	35	36	—	0%	(2)	(6)%	(2)	(6)%
Suburban	5	30	35	1	18	19	4	400%	12	67%	16	84%

Extended Stay	6	63	69	2	53	55	4	200%	10	19%	14	25%

Cambria Suites	—	56	56	—	28	28	—	NM	28	100%	28	100%

	247	611	858	193	494	687	54	28%	117	24%	171	25%

CHOICE HOTELS INTERNATIONAL, INC.	EXHIBIT 8
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

CALCULATION OF FRANCHISING REVENUES AND FRANCHISING MARGINS

(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Franchising Revenues:
Total Revenues	$157,709	$140,540	$273,892	$249,958
Adjustments:
Marketing and reservation revenues	(81,810)	(72,742)	(143,851)	(130,718)
Hotel Operations	(1,193)	(1,180)	(2,289)	(2,160)

Franchising Revenues	$74,706	$66,618	$127,752	$117,080

Franchising Margins:
Operating Margin:
Total Revenues	$157,709	$140,540	$273,892	$249,958
Operating Income	$47,363	$42,114	$74,749	$72,187

Operating Margin	30.0%	30.0%	27.3%	28.9%

Franchising Margin:
Franchising Revenues	$74,706	$66,618	$127,752	$117,080

Operating Income	$47,363	$42,114	$74,749	$72,187
Less: Hotel Operations	399	380	754	615

	$46,964	$41,734	$73,995	$71,572

Franchising Margins	62.9%	62.6%	57.9%	61.1%

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)

(In thousands, except per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net Income	$28,645	$24,136	$44,960	$41,801
Adjustments:
Loss on Debt Extinguishment Costs	—	217	—	217

Adjusted Net Income	$28,645	$24,353	$44,960	$42,018

Weighted average shares outstanding-diluted	66,599	67,105	66,823	66,925
Diluted Earnings Per Share	$0.43	$0.36	$0.67	$0.62
Adjustments:
Loss on Debt Extinguishment Costs	—	—		0.01

Adjusted Diluted Earnings Per Share (EPS)	$0.43	$0.36	$0.67	$0.63

EBITDA Reconciliation

(in millions)

	Q2 2007 Actuals	Q2 2006 Actuals	Full-Year 2007 Outlook
Operating Income (per GAAP)	$47.4	$42.1	$178.5
Depreciation and amortization	2.1	2.6	9.0

Earnings before interest, taxes, depreciation & amortization (non-GAAP)*	$49.5	$44.7	$187.5

*	Six months ended June 30, 2007 franchising margins, operating income and EBITDA include approximately $3.7 million of severance costs related to the previously announced termination of certain executive officers.